As filed with the Securities and Exchange Commission on April 20, 2010
Registration No. 333-162782
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6
to
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Alimera Sciences, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	20-0028718
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6120 Windward Parkway, Suite 290
Alpharetta, GA 30005
(678) 990-5740
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C. Daniel Myers
Chief Executive Officer
6120 Windward Parkway, Suite 290
Alpharetta, GA 30005
(678) 990-5740
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jay K. Hachigian, Esq. Marc F. Dupré, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 850 Winter Street Waltham, MA 02451 (781) 890-8800	Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered(1)	Per Share	Offering Price(2)	Registration Fee(3)
Common Stock, $0.01 par value per share	6,900,000	$17.00	$117,300,000	$7,124

(1)	Includes 900,000 shares of common stock issuable upon exercise of an option to purchase additional shares granted to the underwriters.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.
(3)	A registration fee in the amount of $4,464 was paid at the time of the initial filing of the registration statement on an estimate of the aggregate offering price. A portion of this registration fee was paid through an off-set of a registration fee in the amount of $2,948 that was previously paid by the registrant in connection with a prior registration statement filing that was subsequently withdrawn.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
SIGNATURES
INDEX TO EXHIBITS
EX-5.1
EX-10.19
EX-10.20
EX-10.23
EX-10.26

EXPLANATORY NOTE

Alimera Sciences, Inc. is filing this Amendment No. 6 (the “Amendment”) to its Registration Statement on Form S-1 (Registration No. 333-162782) (the “Registration Statement”) as an exhibit-only filing to re-file Exhibits 10.19, 10.20, 10.23 and 10.26 previously filed with the Registration Statement, to file Exhibit 5.1 which has not previously been filed and to amend and restate the list of exhibits set forth in Item 16 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement and the signature page to the Registration Statement and the filed exhibits. The Prospectus and Items 13, 14, 15 and 17 of Part II are unchanged and have therefore been omitted.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibits

1.1		Form of Underwriting Agreement**
3.1		Restated Certificate of Incorporation of Registrant, as amended on various dates**
3.2		Restated Certificate of Incorporation of Registrant to be effective upon closing**
3.3		Amended and Restated Bylaws of the Registrant**
3.4		Amended and Restated Bylaws of the Registrant to be effective upon closing**
4.1		Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4
4.2		Form of Registrant’s Common Stock Certificate**
4.3		Second Amended and Restated Investor Rights Agreement, dated March 17, 2008, by and among the Registrant, certain stockholders and the investors listed on the signature pages thereto**
4.4		Second Amended and Restated Stock Sale Agreement, dated March 17, 2008, by and among the Registrant, certain stockholders and the investors listed on the signature pages thereto**
4.5		Omnibus Amendment, dated August 25, 2009 by and among the Registrant, certain stockholders and the investors listed on the signature pages thereto**
5.1		Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
10.1		Form of Indemnification Agreement between the Registrant and each of its directors and executive officers**
10.2		Amended and Restated Employment Agreement, dated August 18, 2008, by and between the Registrant and C. Daniel Myers†**
10.3		Amended and Restated Employment Agreement, dated August 18, 2008, by and between the Registrant and Richard Eiswirth†**
10.4		Amended and Restated Employment Agreement, dated August 18, 2008, by and between the Registrant and David Holland†**
10.5		Amended and Restated Employment Agreement, dated August 18, 2008, by and between the Registrant and Susan Caballa†**
10.6		Amended and Restated Employment Agreement, dated August 18, 2008, by and between the Registrant and Kenneth Green†**
10.7		Alimera Sciences, Inc. 2004 Incentive Stock Plan, as amended**
10	.7.A	Form of Option Certificate under the Alimera Sciences, Inc. 2004 Incentive Stock Plan**
10.8		Alimera Sciences, Inc. 2005 Incentive Stock Plan**
10	.8.A	Form of Option Certificate under the Alimera Sciences, Inc. 2005 Incentive Stock Plan**
10.9		2010 Equity Incentive Plan (to be effective upon closing of the offering)**
10.10		2010 Employee Stock Purchase Plan (to be effective upon closing of the offering)**
10.11		Management Cash Incentive Plan (to be effective upon closing of the offering)**
10.12		Compensation Program for Non-Employee Directors (to be effective upon closing of the offering)**
10.13		Amended and Restated Collaboration Agreement by and between pSivida, Inc. (f/k/a/ Control Delivery Systems, Inc.) and Alimera Sciences, Inc., dated as of March 14, 2008‡**
10.14		Asset Purchase Agreement between Bausch & Lomb Incorporated and Alimera Sciences, Inc., dated as of December 20, 2006‡**
10.15		Asset Purchase Agreement between Bausch & Lomb Incorporated and Alimera Sciences, Inc., dated as of February 16, 2007‡**
10.16		License and Option Agreement by and between Emory University and Alimera Sciences, Inc., dated as of July 16, 2009‡**

10.17	License and Option Agreement by and between Emory University and Alimera Sciences, Inc., dated as of August 31, 2009‡**
10.18	Office Lease by and between Rubicon, L.C. and Alimera Sciences, Inc., dated as of May 27, 2003, as amended**
10.19	Option Certificates Documenting Options Granted to C. Daniel Myers under the 2004 Incentive Stock Plan and 2005 Incentive Stock Plan†
10.20	Option Certificates Documenting Options Granted to Richard Eiswirth under the 2004 Incentive Stock Plan and 2005 Incentive Stock Plan†
10.21	Option Certificates Documenting Options Granted to David Holland under the 2004 Incentive Stock Plan and 2005 Incentive Stock Plan†**
10.22	Option Certificates Documenting Options Granted to Susan Caballa under the 2004 Incentive Stock Plan and 2005 Incentive Stock Plan†**
10.23	Option Certificates Documenting Options Granted to Kenneth Green under the 2004 Incentive Stock Plan and 2005 Incentive Stock Plan
10.24	Option Certificates Documenting Options Granted to Calvin W. Roberts under the 2004 Incentive Stock Plan and 2005 Incentive Stock Plan†**
10.25	License Agreement, between Alimera Sciences, Inc. and Dainippon Sumitomo Pharma Co., Ltd., dated November 4, 2007‡**
10.26	Commercial Contract Manufacturing Agreement, between Alimera Sciences, Inc. and Alliance Medical Products, Inc., dated February 5, 2010
23.1	Consent of Deloitte & Touche LLP Independent Registered Public Accounting Firm**
23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1)
24.1	Power of Attorney**

†	Compensation Arrangement.

*	To be filed by amendment.

‡	Confidential treatment has been requested for portions of this document. The omitted portions of this document have been filed by amendment with the Securities and Exchange Commission.

**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 6 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on this 20th day of April, 2010.

ALIMERA SCIENCES, INC. (Registrant)

By:	/s/ C. Daniel Myers
C. Daniel Myers
President and Chief Executive
Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 6 to this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature		Title	Date

/s/ C. Daniel Myers C. Daniel Myers		President and Chief Executive Officer	April 20, 2010

/s/ Richard S. Eiswirth, Jr. Richard S. Eiswirth, Jr.		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 20, 2010

* Phillip R. Tracy		Chairman of the Board of Directors, Director	April 20, 2010

* Mark J. Brooks		Director	April 20, 2010

* Brian K. Halak, Ph.D.		Director	April 20, 2010

* Anders D. Hove, M.D.		Director	April 20, 2010

* Calvin W. Roberts, M.D.		Director	April 20, 2010

* Bryce Youngren		Director	April 20, 2010

*By:	/s/ Richard S. Eiswirth, Jr. Richard S. Eiswirth, Jr. Attorney-in-Fact

INDEX TO EXHIBITS

1.1		Form of Underwriting Agreement**
3.1		Restated Certificate of Incorporation of Registrant, as amended on various dates**
3.2		Restated Certificate of Incorporation of Registrant to be effective upon closing**
3.3		Amended and Restated Bylaws of the Registrant**
3.4		Amended and Restated Bylaws of the Registrant to be effective upon closing**
4.1		Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4
4.2		Form of Registrant’s Common Stock Certificate**
4.3		Second Amended and Restated Investor Rights Agreement, dated March 17, 2008, by and among the Registrant, certain stockholders and the investors listed on the signature pages thereto**
4.4		Second Amended and Restated Stock Sale Agreement, dated March 17, 2008, by and among the Registrant, certain stockholders and the investors listed on the signature pages thereto**
4.5		Omnibus Amendment, dated August 25, 2009, by and among the Registrant, certain stockholders and the investors listed on the signature pages thereto**
5.1		Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
10.1		Form of Indemnification Agreement between the Registrant and each of its directors and executive officers**
10.2		Amended and Restated Employment Agreement, dated August 18, 2008, by and between the Registrant and C. Daniel Myers†**
10.3		Amended and Restated Employment Agreement, dated August 18, 2008, by and between the Registrant and Richard Eiswirth†**
10.4		Amended and Restated Employment Agreement, dated August 18, 2008, by and between the Registrant and David Holland†**
10.5		Amended and Restated Employment Agreement, dated August 18, 2008, by and between the Registrant and Susan Caballa†**
10.6		Amended and Restated Employment Agreement, dated August 18, 2008, by and between the Registrant and Kenneth Green†**
10.7		Alimera Sciences, Inc. 2004 Incentive Stock Plan, as amended**
10	.7.A	Form of Option Certificate under the Alimera Sciences, Inc. 2004 Incentive Stock Plan**
10.8		Alimera Sciences, Inc. 2005 Incentive Stock Plan**
10	.8.A	Form of Option Certificate under the Alimera Sciences, Inc. 2005 Incentive Stock Plan**
10.9		2010 Equity Incentive Plan (to be effective upon closing of the offering)**
10.10		2010 Employee Stock Purchase Plan (to be effective upon closing of the offering)**
10.11		Management Cash Incentive Plan (to be effective upon closing of the offering)**
10.12		Compensation Program for Non-Employee Directors (to be effective upon closing of the offering)**
10.13		Amended and Restated Collaboration Agreement by and between pSivida, Inc. (f/k/a/ Control Delivery Systems, Inc.) and Alimera Sciences, Inc., dated as of March 14, 2008‡**
10.14		Asset Purchase Agreement between Bausch & Lomb Incorporated and Alimera Sciences, Inc., dated as of December 20, 2006‡**
10.15		Asset Purchase Agreement between Bausch & Lomb Incorporated and Alimera Sciences, Inc., dated as of February 16, 2007‡**
10.16		License and Option Agreement by and between Emory University and Alimera Sciences, Inc., dated as of July 16, 2009‡**
10.17		License and Option Agreement by and between Emory University and Alimera Sciences, Inc., dated as of August 31, 2009‡**
10.18		Office Lease by and between Rubicon, L.C. and Alimera Sciences, Inc., dated as of May 27, 2003, as amended**
10.19		Option Certificates Documenting Options Granted to C. Daniel Myers under the 2004 Incentive Stock Plan and 2005 Incentive Stock Plan†

10.20	Option Certificates Documenting Options Granted to Richard Eiswirth under the 2004 Incentive Stock Plan and 2005 Incentive Stock Plan†
10.21	Option Certificates Documenting Options Granted to David Holland under the 2004 Incentive Stock Plan and 2005 Incentive Stock Plan†**
10.22	Option Certificates Documenting Options Granted to Susan Caballa under the 2004 Incentive Stock Plan and 2005 Incentive Stock Plan†**
10.23	Option Certificates Documenting Options Granted to Kenneth Green under the 2004 Incentive Stock Plan and 2005 Incentive Stock Plan†
10.24	Option Certificates Documenting Options Granted to Calvin W. Roberts under the 2004 Incentive Stock Plan and 2005 Incentive Stock Plan†**
10.25	License Agreement between Alimera Sciences, Inc. and Dainippon Sumitomo Pharma Co., Ltd., dated November 4, 2007‡**
10.26	Commercial Contract Manufacturing Agreement, between Alimera Sciences, Inc. and Alliance Medical Products, Inc., dated February 5, 2010‡
23.1	Consent of Deloitte & Touche LLP Independent Registered Public Accounting Firm**
23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1)
24.1	Power of Attorney**

†	Compensation Arrangement.

*	To be filed by amendment.

‡	Confidential treatment has been requested for portions of this document. The omitted portions of this document have been filed with the Securities and Exchange Commission.

**	Previously filed.